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Exhibit 99

                                      Proxy

                              United Security Bank

This proxy is solicited on behalf of the board of directors. The undersigned hereby appoints Tom Ellithorpe, Ronnie D. Miller and John Terzian as proxyholders with full power of substitution, to represent, vote and act with respect to all shares of common stock of United Security Bank (the "Bank") which the undersigned would be entitled to vote at the meeting of shareholders to be held on May 16, 2001.

1.    Election of nine (9) persons to be directors.

            Robert G. Bitter, Pharm. D.         Walter Reinhard
            Stanley J. Cavalla                  John Terzian
            Tom Ellithorpe                      Bobbi Thomason
            Ronnie D. Miller                    Dennis R. Woods
            Mike Munoz, Jr.

      |_| For All Nominees Listed Above         |_| Withhold Authority
          (except as marked to the contrary
          below)

      (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space below:)

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2.    Approval of the Plan of Reorganization and Agreement of Merger dated April
      __, 2001 by and between United Security Bank, USB Merger Company and
      United Security Bancshares.

            |_| FOR             |_| AGAINST           |_| ABSTAIN

3. In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting and any adjournments or adjournments thereof.


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                           PLEASE SIGN AND DATE BELOW

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" each of the proposals set forth herein. If any other business is presented at the meeting, this proxy confers authority to and shall be voted in accordance with the recommendations of the proxyholders. The board of directors recommends a vote "FOR" each of the proposals set forth herein.

(Please date this proxy and sign your name exactly as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.)

        |_| I DO     |_| I DO NOT             EXPECT TO ATTEND THE MEETING

                                         ---------------------------------------
                                                   (Number of Shares)

                                         ---------------------------------------
                                                (Please Print Your Name)

                                         ---------------------------------------
                                                (Please Print Your Name)

                                         ---------------------------------------
                                                         (Date)

                                         ---------------------------------------
                                               (Signature of Shareholder)

                                         ---------------------------------------
                                               (Signature of Shareholder)

This proxy is solicited on behalf of the board of directors and may be revoked prior to its exercise by filing with the secretary of the Bank a duly executed proxy bearing a later date or an instrument revoking this proxy.


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